Exhibit 5.1

100 Lenox Drive, Suite 200

Lawrenceville, NJ 08648

(609) 243-9111

www.stevenslee.com

April 12, 2024

Board of Directors

Princeton Bancorp, Inc.

183 Bayard Lane

Princeton, New Jersey 08540

Re: Princeton Bancorp, Inc./Registration Statement on Form S-4

Ladies and Gentlemen:

We are counsel to Princeton Bancorp, Inc. (the “Company”) in connection with preparation of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 526,080 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), in connection with the merger (the “Merger”) of Cornerstone Financial Corporation, a New Jersey corporation (“CFC”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated January 18, 2024, by and between the Company and CFC (the “Agreement”).

In rendering this opinion, we have (i) reviewed the Agreement, (ii) reviewed the Registration Statement and the exhibits thereto, (iii) reviewed and relied upon original, certified, conformed, photostat or other copies of the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company, and (iv) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein. We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

Based on the foregoing, and assuming that the conditions to closing of the Merger are satisfied or waived, it is our opinion that the Shares have been duly authorized by the Company and, when issued by the Company in the manner contemplated by the Registration Statement and in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

Allentown • Bergen County • Bala Cynwyd • Cleveland • Fort Lauderdale • Harrisburg • Lancaster • New York

Philadelphia • Princeton • Reading • Rochester • Scranton • Valley Forge • Wilkes-Barre • Wilmington

A PA Professional Corporation, Thomas B. Lewis, NJ Managing Attorney

April 12, 2024

The opinion set forth above is subject to the following qualifications:

(a) In connection with providing this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the Commonwealth of Pennsylvania and the State of New Jersey.

(b) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion speaks only as of the date hereof and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

/s/ STEVENS & LEE